UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

COINSTAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22555	94-3156448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 – 114th Avenue SE Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on September 10, 2009, Coinstar, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies & Company, Inc. and RBC Capital Markets Corporation on behalf of themselves and the other underwriters named therein (the “Underwriters”) relating to the issuance and sale in a public offering (the “Notes Offering”) of $175,000,000 principal amount of its 4.00% Convertible Senior Notes due 2014 (the “Notes”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $25,000,000 principal amount of Notes solely to cover over-allotments. The offering of the Notes was registered under the Securities Act of 1933, as amended, by the Company as part of its Registration Statement on Form S-3 (No. 333-161523) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2009. The Registration Statement was supplemented by a prospectus supplement setting forth the terms of the Notes that the Company filed with the SEC on September 11, 2009.

The Notes were issued on September 16, 2009 in connection with the closing of the transactions contemplated by the Underwriting Agreement (the “Closing”). The Notes were issued pursuant to an Indenture dated as of September 16, 2009 (the “Base Indenture”) and a First Supplemental Indenture dated as of September 16, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). In connection with the Closing, the Underwriters exercised their option to purchase an additional $25 million principal amount of convertible senior notes to cover over-allotments. Accordingly, the Company issued $200 million aggregate principal amount of Notes at Closing. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discount and the estimated offering expenses payable by the Company, are estimated to be approximately $193.4 million. Net proceeds of the Notes Offering will be used to repay the outstanding amounts under the Company’s term loan under its senior secured credit facility and to pay down a portion of the outstanding amounts under the Company’s $400 million revolving line of credit under its senior secured credit facility. Any remaining amounts may be used for general corporate purposes.

The Notes are the general senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness incurred by the Company’s subsidiaries (including trade payables and guarantees under the Company’s senior secured credit facility provided by certain of the Company’s subsidiaries), and will be effectively subordinated to any of the Company’s secured indebtedness (including capital leases) to the extent of the value of the Company’s assets that secure such indebtedness.

The Notes bear cash interest at 4.00% per annum, which will accrue from September 16, 2009, and will be payable semiannually in arrears on March 1 and September 1 of each year, commencing on March 1, 2010. The Notes will mature on September 1, 2014 unless earlier converted or repurchased.

The Notes are convertible, under certain circumstances, into cash up to the aggregate principal amount of the Notes and shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in respect of the remainder, if any, of the conversion obligation in excess of the aggregate principal amount. The initial conversion rate is 24.8181 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $40.29 per share of Common Stock, subject to adjustment in certain circumstances as described in the Supplemental Indenture.

The Notes are not redeemable at the Company’s election prior to maturity, but are subject to repurchase by the Company at the option of the holders following a fundamental change (as defined in the Supplemental Indenture) at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date (as defined in the Supplemental Indenture).

The Indenture provides for customary events of default which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the rendering of certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Trustee is an affiliate of Wells Fargo Securities, LLC, an underwriter in the Notes Offering. The Trustee and its affiliates may, from time to time, engage in transactions with and provide advisory and banking services for the Company in the ordinary course of their business.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Notes is only a summary and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes, the Base Indenture and Supplemental Indenture is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On September 16, 2009, the Company issued a press release announcing the closing of the Notes Offering. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 16, 2009, between Coinstar, Inc. and Wells Fargo Bank, National Association

4.2	First Supplemental Indenture, dated as of September 16, 2009, between Coinstar, Inc. and Wells Fargo Bank, National Association

4.3	Form of 4.00% Senior Convertible Note due 2014 (included in Exhibit 4.2)

5.1	Opinion of Perkins Coie LLP

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Dated: September 16, 2009	By:	/s/ DONALD R. RENCH
Donald R. Rench
General Counsel and Corporate Secretary